                                                                   Exhibit 10.58

     This PROMOTIONAL AGREEMENT (this "Agreement") is made as of May 5, 2000
                                       ---------
(the "Effective Date"), among travelbyus.com Ltd, an Ontario corporation
      --------------
("TBU"), Aviation Group, a Texas corporation and GenesisIntermedia.com, Inc., a
  ---
California corporation ("Genesis"), (each a "party" and collectively, the
                         -------             -----
"parties").
--------

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, TBU owns and operates the e-commerce travel website,

www.travelbyus.com, which provides various on-line services and products
------------------
throughout the worldwide web ("TBU.com Site");

     WHEREAS, Genesis owns and operates the CenterLINQ system ("CenterLINQ"), which provides interactive marketing and advertising through its kiosks and on the internet;

     WHEREAS, the parties entered into an agreement dated March 8, 2000 (the "March Agreement") relating to the promotional and marketing relationship between Genesis and TBU through CenterLINQ;

     WHEREAS, the parties wish to terminate the March Agreement and enter into a new promotional and marketing agreement on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings:

          "Above the Fold" means the placement of an icon, Link, or other
           --------------
     content on a Page such that it is normally viewable on a computer screen or video monitor using a web browser without having to scroll down to view more of the Page.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
     that directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if its owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.


          "Home Page" means the Page of a web site that is designated as the
           ---------
     initial Page for the web site.

          "Intellectual Property Rights" means all rights in and to (i) United
           ----------------------------
     States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof, (iv) computer software, data, databases, and related documentation, and (v) confidential and proprietary information, including trade secrets and know-how.

          "Kiosks" means large touch screen video monitors owned and operated by
           ------
     Genesis that are linked to the internet and located in shopping malls.

          "Launch Date" means May 5, 2000.
           -----------

          "Link" means a link on CenterLINQ's Site (as defined herein) and on
           ----
     the Kiosks, including a Link hidden behind formatting on a Page that may take the form of a colored item of text (such as a URL description), logo or image, "button" or other graphic box, and which allows a user access to pages, web sites or other text within a Page.

          "Macro-data" means general information about individual visitors to
           ----------
     CenterLINQ including profiles, purchase histories and other information in a format that does not specifically identify the visitor to CenterLINQ.

          "Marks" of a Person means such Person's trademarks, trade names,
           -----
     service marks, service names, logos, domain names and other distinct brand elements that appear from time to time in such Person's properties, ventures, products and services worldwide, together with any modifications to the foregoing made by such Person during the term of this Agreement.

          "Online" means accessible via or connected to the Internet or other
           ------
     online service or network.

          "Opt-in" means any action whereby a visitor to CenterLINQ takes an
           ------
     action to request additional information about products and services or provided by TBU and as a result of such action the visitor is provided access to a single-click Link to TBU's Home Page.

          "Page" means a document or other information on the Internet that may
           ----
     be viewed in its entirety without leaving the applicable distinct URL address for such document or information.

          "Person" shall mean an individual, corporation, partnership, limited
           ------
     liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, incorporated or unincorporated organization, governmental authority or any other form of entity.

     SECTION 1.02.  Other Defined Terms.  The following terms shall have the
                    -------------------
meanings defined for such terms in the Sections set forth below:

               Term                     Section
               ----                     -------

          Confidential Information      9.01
          Effective Date                Preamble
          TBU                           Preamble
          CenterLINQ                    Preamble
          CenterLINQ Site               2.01

                                  ARTICLE II

                                  CENTERLINQ
                                  ----------

     SECTION 2.01.  CenterLINQ Placement.  During the term of this Agreement,
                    --------------------
Genesis shall maintain CenterLINQ in continuous operation (including without limitation, the management, advertising, design, context, artwork and maintenance of CenterLINQ Kiosks and its website, currently having a URL of: www.centerlinq.com (the "CenterLINQ Site")) and available to third-party
------------------
consumers in compliance with all applicable laws and regulations and shall provide TBU a Link on CenterLINQ's Kiosks, in a form mutually agreed upon by the parties (as set out in Exhibit A), on CenterLINQ which provides a single-click Link to TBU's Home Page.

     SECTION 2.02.  CenterLINQ Content Review.  Genesis agrees to provide to TBU
                    -------------------------
printed copies of all images of all logos, buttons, backgrounds, videos and any other desired components with regard to TBU required to achieve TBU's unique look.

     SECTION 2.03.  Advertisement.  Genesis shall at all times during the term
                    -------------
of this Agreement (i) prominently place a TBU banner advertisement on all CenterLINQ Kiosks and (ii) display TBU's thirty (30) second commercial video promotion four (4) times every hour on CenterLINQ's Kiosks and on CenterLINQ's television broadcast network. The content of such banner advertisement, Link and commercial video promotion shall be mutually agreed by the parties as set out in Exhibit B hereto, and will change from time to time if requested by TBU. TBU acknowledges that CenterLINQ does not place any banners, Links, or other advertisements on its CenterLINQ Site other than those provided by developers and owners of shopping malls in which the Kiosks are located. In the event CenterLINQ obtains approval from such shopping mall developers and owners to place third party links or advertisements on the CenterLINQ Site, CenterLINQ shall provide TBU a Link Above the Fold on CenterLINQ's Home Page in the most prominent placement acceptable to such shopping mall developers and owners. TBU acknowledges that CenterLINQ cannot currently place commercial video promotions that are longer than thirty (30) seconds on its Kiosks or its television broadcast network. In the event that CenterLINQ is able to place commercial video promotions that are longer than thirty (30) seconds, TBU will have the option of placing longer commercial video promotions on CenterLINQ's Kiosks and CenterLINQ's television broadcast network. The number of times such longer commercial video promotion will be aired per hour will be mutually agreed upon by the parties at the time such technology is available on CenterLINQ's Kiosks and television broadcast network.

     SECTION 2.04.  Information Opt-ins. CenterLINQ shall by means of
                    -------------------
prominently placed text, graphics or Links on the CenterLINQ Kiosks, ask visitors to CenterLINQ whether they would like to learn more about TBU products or services and provide appropriate Links and Pages to enable such visitors to Opt-in.

     SECTION 2.05.  Customer Information.  TBU acknowledges that CenterLINQ does
                    --------------------
not own customer information collected on its Kiosks or on the CenterLINQ Site, and that instead such information is owned by third party developers and owners of shopping malls in which the Kiosks are located. CenterLINQ agrees, however, to use commercially reasonable efforts to introduce TBU to its third party developers and owners of shopping malls in which CenterLINQ's Kiosks are located and to its customers and partners for the purpose of exploring mutually beneficial promotional and marketing relationships between TBU and such parties.

                                  ARTICLE III

                               DATABASE SHARING
                               ----------------

     SECTION 3.01.  Competitors.  In no event shall Genesis distribute, market
                    -----------
or sell to any Person identifier information or customer information gathered from CenterLINQ pursuant to an Opt-in to any other e-commerce provider of travel products, services or information.

  SECTION 3.02.  TBU.Com Site Management.  All orders for products or services
                 -----------------------
offered on the TBU.com Site or on third party websites accessed by hyperlinks from the TBU.com Site or placed by any customers who enter the TBU.com Site via the Link will be processed by TBU or its Affiliates, which includes, without limitation, processing payments, cancellations and returns, handling and servicing customers.


                                  ARTICLE IV

                                 FEES PAYABLE
                                 ------------

     SECTION 4.01.  Fees Payable to Genesis.  TBU will not be required to pay a
                    -----------------------
fee to Genesis for any Links or advertisements, including promotional videos, displayed on either CenterLINQ's website or Kiosks for one year from the Launch Date. Thereafter, such fees will be established at CenterLINQ's most favorable rate as set out in the fee schedule attached as Exhibit C hereto.

     SECTION 4.02.  Production Services.  TBU will provide Genesis with all
                    -------------------
advertisements and videos TBU proposes to use on CenterLINQ. TBU will be responsible for all costs of production of such advertisements and videos. If Genesis is requested by TBU to develop advertisements and videos, the fees and scope associated with such development will be mutually agreed upon.


                                   ARTICLE V

                                  EXCLUSIVITY
                                  -----------

     SECTION 5.01.  TBU.com as Exclusive Travel Site.  During the term of this
                    --------------------------------
Agreement, TBU shall be the exclusive provider of travel services, information and products on CenterLINQ, other than Genesis' previous agreement with American Express. No banner advertisements, sponsorships, promotions, videos or any other advertising, promotional or editorial content of or for the benefit of any other provider of travel information, services or products shall appear on CenterLINQ during the term of this Agreement.

     SECTION 5.02.  Extension of Term of Agreement.  If, during the term of this
                    ------------------------------
Agreement, American Express aggressively promotes travel services, information and products on CenterLINQ in a way in which a visitor to CenterLINQ will see at the same time on the Kiosks two providers of such travel services, information and products, the term of this Agreement shall be extended one day for each day American Express conducts such a marketing campaign, provided, however, that the term of this Agreement shall not be extended by more than three years. If the term of this Agreement is extended pursuant to this Section 5.02, during the first year following the Launch Date, each day the term is extended shall be provided to TBU without cost. If the term of this Agreement is extended pursuant to this Section 5.02 during the second or third year following the Launch Date, each day the term is so extended shall be provided by Genesis at CenterLINQ's most favorable rate as set out in the fee schedule attached as Exhibit C hereto.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 6.01.  TBU Acknowledgement.  TBU acknowledges that certain third
                    -------------------
party shopping mall developers and owners are contractually entitled to review, with the ability to disapprove, all CenterLINQ content. In the event TBU content is not acceptable to any third party shopping mall developer or owner, TBU shall, at its own expense, remove such unacceptable content and replace it with acceptable content.

     SECTION 6.02.  Semi-Annual Meetings.  The parties agree to have semi-annual
                    --------------------
meetings to review and, if necessary, revise each party's respective marketing and promotional efforts, to ensure that the mutual interests and objectives of both parties are being met.

     SECTION 6.03.  Implementation/Cooperation.  During the term of this
                    --------------------------
Agreement, the parties will cooperate in good faith and use commercially reasonable efforts to establish and implement procedures and processes for performing their respective obligations under this Agreement.


                                  ARTICLE VII

                                  TERMINATION
                                  -----------

     SECTION 7.01.  Term.  Subject to the terms of Section 7.04, this Agreement
                    ----
shall become effective as of the Effective Date and, unless sooner terminated pursuant to this Article VII, shall expire three (3) years from the Launch Date (the "Expiry Date"). Prior to the Expiry Date, the parties shall, should they mutually agree, enter into discussions to renegotiate the terms and conditions of a renewal. In addition, if this Agreement is not renewed and, within one year from the Expiry Date, CenterLINQ proposes to enter into a bona fide agreement with another travel services provider (the "Proposed Agreement"), CenterLINQ shall provide notice to TBU identifying the payment terms and all other terms with reasonable specificity (the "Option Notice"). TBU shall have the right, but not the obligation, to enter into an agreement with CenterLINQ upon the same terms and conditions as the Proposed Agreement by providing CenterLINQ with notice of its intent to do so within fifteen days of receipt of the Option Notice. In the event TBU exercises this right, it shall remain the exclusive travel site on CenterLINQ except as otherwise provided in Section 5.01 of this Agreement.

     SECTION 7.02.  Termination for Insolvency and Cause.  This Agreement may be
                    ------------------------------------
terminated at any time by either party, effective immediately upon notice, if the other party: (a) is subject to an insolvency proceeding that is not dismissed within ninety (90) days; (b) files a petition in bankruptcy; (c) makes an assignment for the benefit of its creditors; or (d) breaches any of its material responsibilities or obligations under this Agreement, which breach is not remedied within thirty (30) days from receipt of written notice of such breach from the other party.

     SECTION 7.03.  Effect of Termination.  Upon expiration or termination of
                    ---------------------
this Agreement: (a) each party shall return or destroy any Confidential Information received from the other party, and (b) all licenses granted hereunder shall terminate. Sections 7.02, 7.04, and Article IX of the Agreement shall survive termination of this Agreement.

                                 ARTICLE VIII

                                   LICENSES
                                   --------

     SECTION 8.01.  Grant of License by Genesis.  Subject to the terms and
                    ---------------------------
conditions of this Agreement, Genesis hereby grants TBU a nonexclusive, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit the Genesis and CenterLINQ Marks on the TBU.com Site and in other promotional materials solely to the extent necessary to perform its obligations under this Agreement. Such license shall end immediately upon the termination or expiry of this Agreement.

     SECTION 8.02.  Submission of Materials by TBU.  TBU shall submit any sales,
                    ------------------------------
promotional and advertising materials to be used by TBU that include Genesis and CenterLINQ Marks, including but not limited to, website content (including web site advertising), newspaper, and radio and television advertising, to Genesis for prior approval thereof, which approval shall not be unreasonably withheld. In the event that Genesis' approval or rejection of such sales, promotional or advertising materials is not received by TBU within fifteen (15) days of submission of such materials to Genesis for approval, such materials shall be deemed approved by Genesis.

     SECTION 8.03.  Grant of License by TBU.  Subject to the terms and
                    -----------------------
conditions of this Agreement, TBU hereby grants Genesis a non-exclusive, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit TBU Marks on CenterLINQ and in other promotional materials solely to the extent necessary to perform its obligations under this Agreement. Such license shall end immediately upon the termination or expiry of this Agreement.

     SECTION 8.04.  Submission of Materials by Genesis.  Genesis shall submit
                    ----------------------------------
any sales, promotional and advertising materials to be used by Genesis that include TBU Marks, including but not limited to, website content (including web site advertising), newspaper, and radio and television advertising, to TBU for prior approval thereof, which approval shall not be unreasonably withheld. In the event that TBU's approval or rejection of such sales, promotional or advertising materials is not received by TBU within fifteen (15) days of submission of such materials to TBU for approval, such materials shall be deemed approved by TBU.

          SECTION 8.05.  Ownership of TBU Marks.  As between TBU and Genesis,
                         ----------------------
TBU will have and retain full and exclusive right, title and ownership interest in and to TBU's Marks, together with any Intellectual Property Rights thereto.

          SECTION 8.06.  Ownership of Genesis and CenterLINQ Marks.  As between
                         -----------------------------------------
Genesis and CenterLINQ and TBU, Genesis will have and retain full and exclusive right, title and ownership interest in and to Genesis and CenterLINQ's Marks together with any Intellectual Property Rights thereto.

          SECTION 8.07.  Reserved Rights. Without limiting the foregoing, each
                         ---------------
party reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     SECTION 9.01.  Confidentiality.  Genesis and TBU each agree to retain in
                    ---------------
confidence the nonpublic terms of this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential, or by the nature of the circumstances surrounding disclosure, should reasonably be understood to be confidential ("Confidential Information"). Each party agrees to: (a) preserve
               ------------------------
and protect the confidentiality of the other party's Confidential Information;
(b) refrain from using the other party's Confidential Information except as contemplated herein; and (c) not disclose such Confidential Information to any Person except to its employees, agents and contractors as reasonably required in connection with performance under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees). Notwithstanding the foregoing, either party may disclose Confidential Information of the other party which is: (i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information of the disclosing party, as shown in records of the receiving party; (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party; or (iv) required to be disclosed by law or court order. Moreover, either party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto. Both parties are aware that TBU and Genesis are publicly traded companies. In connection therewith, each party acknowledges to the other that they have been advised that certain of the Confidential Information may constitute material non-public information and as provided by law, both parties will be prohibited by law from trading in the other party's securities for so long as the other party is in possession of or has knowledge of any material non-public information regarding the other company.

     SECTION 9.02.  Representations of the Parties.  Each party represents and
                    ------------------------------
warrants to the other that: (a) such party has the full right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate (1) such party's certificate of incorporation or bylaws, (2) any law, rule, regulation or governmental order applicable to such party or (3) any agreement or instrument to which such party is a party or by which it is otherwise bound; (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (d) it is aware of no claims by any third parties adverse to the exercise of the rights granted herein; (e) it owns or has validly licensed its respective web sites and its trademarks, which do not, and will not throughout the term of this Agreement, infringe any copyright, trademark, patent, trade secret or other proprietary right held by any third party; violate any individual right, privilege, or the rights of privacy, publicly or personality of any person whomever; or contain any defamatory, libelous or slanderous material whatsoever or violate any common law or equitable or statutory right; and (f) both the TBU.com Site and CenterLINQ shall be available 24 hours a day, 7 days a week, without interruption and with adequate capacity to accommodate all anticipated traffic with all features and functions.

     SECTION 9.03.  No Additional Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN
                    ------------------------
THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED REGARDING THE ACTIVITIES AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     SECTION 9.04.  Indemnification by TBU.  TBU agrees, at its own expense, to
                    ----------------------
defend or at its option to settle any claim or action brought against Genesis arising out of or relating to a claim that: (a) use of TBU's Marks in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) any content on the TBU.com Site infringes the Intellectual Property Rights of a third party, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or (c) results from a breach or alleged breach by TBU of any representation or warranty contained in Section 9.02; and TBU will indemnify Genesis against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that Genesis provides TBU with: (1) prompt written notice of such claim or action, (2) sole control and authority over the defense or settlement of such claim or action; provided that TBU shall not enter into any settlement which materially affects Genesis's rights without Genesis's prior written consent, and (3) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     SECTION 9.05.  Indemnification by Genesis.  Genesis agrees, at its own
                    --------------------------
expense, to defend or at its option to settle any claim or action brought against TBU arising out of or relating to a claim that: (a) use of Genesis' Marks in accordance with the terms of this Agreement infringes a third party copyright or trademark. (b) any content on the CenterLINQ infringes the Intellectual Property Rights of a third party, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or (c) results from a breach or alleged breach by Genesis of any representation or warranty contained in Section 9.02; and Genesis will indemnify TBU against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that TBU provides Genesis with: (1) prompt written notice of such claim or action, (2) sole control and authority over the defense or settlement of such claim or action; provided that Genesis shall not enter into any settlement which materially affects TBU's rights without TBU's prior written consent, and (3) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     SECTION 9.06.  Notices.  Any notice required or permitted by this Agreement
                    -------
shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice. Either party may change its address for notice purposes hereof on written notice to the other party in accordance with this Section 9.06.

To travelbyus.com Ltd.          To GenesisIntermedia.com, Inc.        To Aviation Group
----------------------------------------------------------------------------------------------
travelbyus.com Ltd.             GenesisIntermedia.com, Inc.           Aviation Group
204-3237 King George Hwy        5805 Seplveda Blvd., 4th Floor        700 North Pearl Street
South Surrey, B.C. V4P 1B7      Van Nuys, California 91411            Suite 2170
Attn:  Bill Kerby               Attn:  Ramy El-Batrawi                Dallas, Texas 75201
                                                                      Attn: Rick Morgan

With copy to:                   With a copy to:                       With a copy to:

Shearman & Sterling             Nida & Maloney                        Jenkens & Gilchrist
Commerce Court West             800 Anacapa Street                    Fountain Place
199 Bay Street, Suite 4405      Santa Barbara, California 93101       1445 Ross Avenue, Suite 3200
Toronto, Ontario  M5L 1E8       Attn: Theodore R. Maloney             Dallas, Texas  75202-2799
Attn:  Bruce Czachor                                                  Attn: Daryl Robertson

----------------------------------------------------------------------------------------------

     SECTION 9.07.  Costs and Expenses.  Except as expressly provided elsewhere
                    ------------------
in this Agreement, each party will be responsible for all costs and expenses incurred by such party in performing its obligations under this Agreement.

     SECTION 9.08.  No Joint Venture or Agency.  Nothing in this Agreement shall
                    --------------------------
constitute or create a joint venture, partnership, or any other similar arrangement between TBU and Genesis. Neither party is authorized to act as agent or bind the other party except as expressly stated in this Agreement.

     SECTION 9.09.  Assignment.  Neither party may transfer or assign any
                    ----------
rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party except to an acquiror of all or substantially all of that party's business or assets (but Genesis' right to transfer or assign to any such acquiror shall be subject to Section 9.06 hereof). Any purported transfer, assignment or delegation in violation of the foregoing will be null and void and of no force or effect.

     SECTION 9.10.  Headings.  Sections, titles or captions in no way define,
                    --------
limit, extend or describe either the scope of this Agreement or the intent of any of its provisions.

     SECTION 9.11.  Severability.  Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.12.  Entire Agreement.  This Agreement together with any
                    ----------------
Exhibits contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof, including the March Agreement.

     SECTION 9.13.  Governing Law; Dispute Resolution.  (a)  This Agreement
                    ---------------------------------
will be governed by and interpreted under the laws of the State of California, without giving effect to applicable conflicts of law principles.

                (b) The parties agree that they shall use best efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, following notice of any party to the other of a disagreement (which shall include any failure to agree upon a matter to be agreed upon) the parties hereto shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of ten (10) days from the time the parties have been notified of the disagreement, then every such disagreement shall be referred to arbitration pursuant to the arbitration legislation of the Province of Ontario and in accordance with the following:

                (1) any party may by written notice to the other party request that the disagreement be referred to arbitration with reference to a single arbitrator who is reasonably knowledgeable in the Online industry and mutually agreed to by the parties. If the parties are unable to agree on one arbitrator, the arbitration shall be to three arbitrators, one of whom shall be appointed by Genesis, the other shall be appointed by TBU and the third shall be appointed by the two previously appointed arbitrators, such arbitrator to be the chairperson;

                (2) where reference is to three arbitrators, decisions may be made by the majority of the arbitrators provided that matters susceptible to reduction to a number, such as a dollar amount, shall be decided by closed ballot by averaging the two nearest numerical decisions of the three arbitrators;

                (3) the arbitrator(s) may proceed to an award notwithstanding the failure of one party to participate in the arbitration proceedings;

                (4) the prevailing party shall be entitled to an award of reasonable legal fees incurred in connection with the arbitration in such amount as determined by the arbitrator(s); and

                (5) the award of the arbitrator(s) shall be enforceable in a court of competent jurisdiction.


          SECTION 9.14.  Amendment. This Agreement may not be amended or
                         ---------
modified by the parties except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative.

          SECTION 9.15.  Waiver. The party entitled to the benefit thereof may
                         ------
waive any of the provisions of this Agreement. Neither party will be deemed, by any act or omission, to have waived any rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

          SECTION 9.16.  Costs of Disputes.  In the event that either party
                         -----------------
brings an action against the other party to enforce its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs incurred in connection with such action, including any appeal of such action.

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

          SECTION 9.17.  Counterparts.  This Agreement may be executed and
                         ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.18.  Waiver of Jury Trial.  Each of the parties hereto
                         --------------------
irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

          IN WITNESS WHEREOF, each of TBU and Genesis have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.




                                    travelbyus.com Ltd.


                                    By:  /s/  Bill Kerby
                                       --------------------------------
                                       Name:  Bill Kerby
                                       Title: CEO



                                    GENESISINTERMEDIA.COM, INC.


                                    By:  /s/ Ramy Y. El-Batrawi
                                       --------------------------------
                                       Name:  Ramy Y. El-Batrawi
                                       Title: President and CEO



                                    AVIATION GROUP


                                    By:  /s/  Bill Kerby
                                       --------------------------------
                                       Name:  Bill Kerby
                                       Title: CEO

                                       12